EXHIBIT 99.1

                               HINTO ENERGY, INC.


HINTO ENERGY, INC. TESTS PROPRIETARY TECHNOLOGY TO INCREASE OIL PRODUCTION AND RESERVES

DENVER, CO--(Marketwired - March 24, 2015) - HINTO ENERGY, INC. (OTCQB: HENI), engaged in the exploration, acquisition, and development of oil and gas properties, with producing wells in Ohio, Utah and Montana, today announced the Company performed the first test of its new proprietary technology. The technology has been designed to enhance production and increase reserves of both newly drilled and existing oil and gas wells using water as the drilling fluid. The technology is engineered to drill multiple, very short radius lateral bore holes from a vertical well that extend out to a maximum of 300 feet, although there is significant support documenting enhanced well productivity with laterals as short as 10 feet.

"Hinto is developing this new technology in order to cost effectively extract greater quantities of oil and gas from new and existing wells, while substantially increasing reserves. The technology has even more importance during the current period of low oil and gas prices. The Company began the project when it was unable to locate a service provider to drill lateral bore holes in its Cisco, Utah field wells at a satisfactory price point," stated George Harris, the Chief Executive Officer of the Company.

In the  article,  Low Cost  Radial Jet  Drilling  Helps  Revitalize  40 Year Old
Oilfield in the May 23, 2013, Drilling Contractor, discussing radial jet drilling (RDJ), the authors commented, "RJD is a low-cost, environmentally friendly method to drill numerous small-diameter horizontal laterals from a vertical or near-vertical wellbore. It works in both new and old wells that already have a production history." They went on to say that, "Radial jet enhancement has made it feasible to improve production from more than 1.7 million wells that would otherwise be cost prohibitive to recover. This represents a total potential untapped market of more than $50 billion."

"The Company performed its first downhole field test in December 2014. While we were able to laterally water jet the sandstone oil formation in these wells, the volume of sand cuttings quickly filled the well bore. As such, we are finishing modifications to remove cuttings from the well bore while drilling and plan to be back in the field in the second quarter," Harris continued.

Hinto Energy, Inc. is involved in the acquisition, production, development and exploration of Oil and Natural Gas properties. The Company is actively seeking to acquire producing oil and natural gas properties that offer long term proven oil and natural gas reserves and that are candidates for the new technology. The Company employs state-of-the-art technology for reservoir characterization, to discover by-passed reserves, and to evaluate unexploited resources utilizing modern horizontal drilling techniques. For more information visit www.hintoenergy.com.


Please find the above referenced article at: http://www.drillingcontractor.org/ low-cost-radial-jet-drilling-helps-revitalize-40-year-old-oilfield-23377


       5350 S. Roslyn Street, Suite 400, Greenwood Village, Colorado 80111
                     Tel: (303) 647-4842 Fax: (303) 848-8353
                               www.hintoenergy.com

                               HINTO ENERGY, INC.



NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that such forward-looking statements involve risks and uncertainties, which include among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies including without limitation, other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

Contact Information:

Hinto Energy, Inc.
Gary Herick, Vice President - Finance
5350 S. Roslyn Street
Greenwood Village, CO 80111
(303) 647-4850




































       5350 S. Roslyn Street, Suite 400, Greenwood Village, Colorado 80111
                     Tel: (303) 647-4842 Fax: (303) 848-8353
                               www.hintoenergy.com